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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER




         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 9th day of March, 2000, by and among HouseHold Direct.com, Inc., a Delaware corporation ("HHD") and Cross Check Corp., a Colorado corporation ("Cross")

         WHEREAS, HHD is authorized to issue up to 50,000,000 shares of common stock, $.001 par value ("HHD Common Stock"); and

         WHEREAS Cross is authorized to issue up to 50,000,000 shares of common stock, $.001 par value ("Cross Stock"); of which 3,360 shares are issued and outstanding; and

         WHEREAS the respective Boards of Directors of HHD and Cross believe it to be in the best interests of their respective corporations and shareholders for Cross to merge with and into HHD (Cross and HHD sometimes referred to as the "Constituent Corporations") upon the terms and conditions herein contained; and in connection therewith have each adopted, approved and authorized the execution and delivery of this Agreement and Plan of Merger (the "Agreement"); and

         WHEREAS, the Board of Directors of Cross has submitted this Agreement and the subject merger to its shareholders for approval as required by the corporate law of the State of Colorado.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    I. MERGER


         1.01 EFFECTIVE TIME. The merger contemplated by this Agreement shall be effective on the date and time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.02 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "GCL"), Cross shall be merged with and into HHD at the Effective Time (the "Merger").




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As of the Effective Time, the separate corporate existence of Cross shall cease and HHD shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Cross in accordance with the GCL. Without limiting the generality of the foregoing:

         (a) HHD, as the surviving corporation shall continue its corporate existence under the laws of the State of Delaware and shall possess all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of, and be subject to all of the restrictions, disabilities and duties of, HHD and Cross;

         (b) all of the assets and property of Cross of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including without limitation all debts or other obligations belonging or due to Cross, all stock subscriptions, claims and chooses in action shall be and be deemed to be vested, absolutely and unconditionally in HHD (to the same extent, degree and manner as previously vested in Cross);

         (c) all debts and obligations of Cross, all rights of creditors of Cross and all liens encumbering any of the property of Cross vested in HHD shall remain in full force and effect without modification or impairment and shall be and be deemed to be enforceable against HHD and its assets and properties with the same full force and effect as if such debts, obligations or liens had been originally incurred or created by HHD in its own name and for its own behalf.

         1.03 CLOSING. Subject to the satisfaction or waiver of the last of the conditions set forth in Article VI hereof, the closing of the Merger will take place at 10:00 am on March ____, 1999, at the offices of HHD at 900 Main Street South, Southbury, Connecticut or at such other time and place as the parties to this Agreement shall agree (the "Closing Date"). Subject to the terms and conditions of this Agreement, on the Closing Date: (a) the parties hereto shall each deliver to the other the documents, agreements, payments and consideration required to be delivered by each to the other party hereto as herein expressly provided and (b) the Constituent Corporations shall execute two originals of a Certificate of Merger in the forms required for filing with the Secretary's of State of Delaware and Colorado, which Certificates of Merger shall be filed by the parties with the Secretary's of State of Delaware and Colorado immediately after execution on the Closing Date. Subsequent to the Closing the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take an perform such other and further actions as may be required to effect and/or implement the merger.

         1.04 NAME. The name of the Surviving Corporation shall be "HouseHold Direct.com, Inc."


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         1.05 CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS. On and as of the
Effective Time:

                  (a) The Certificate of Incorporation of HHD on such date in full force and effect shall be the Certificate of Incorporation of HHD, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the GCL; which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by HHD;

                  (b) The By-Laws of HHD on such date in full force and effect, shall be the By-Laws of HHD, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation and/or the GCL; which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by HHD;

                  (c) The members of the Board of Directors, and the officers of HHD, the Surviving Corporation, shall consist of the directors and officers of HHD immediately prior to the Effective Time; each to serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified.

         1.06 PRINCIPAL OFFICE. The principal office of the Surviving Corporation shall be the principal office of HHD as of the Effective Time, which is 900 Main Street South, Southbury, Ct.


         II.      EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS
                  - EXCHANGE OF CERTIFICATES


         2.01 CONVERSION OF CAPITAL STOCK OF CROSS. As of the Effective Time, the shares of Cross Stock shall be converted and exchanged into shares of HHD Common Stock and cash consideration in the following manner:

                  (a) Each issued and outstanding share of Cross Stock shall, by virtue of the merger and without any action on the part of the holder thereof, be converted and exchanged into 30.30 fully paid and nonassessable share of HHD Common Stock;

                  (b) After the Effective Time, each holder, other than a Dissenting Shareholder, of an outstanding certificate which prior to the Effective Time represented shares of Cross Stock shall surrender such certificate ("Old Certificate") to HHD, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate for that number of shares of HHD Common Stock which such holder is entitled to receive under

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Section 2.01(a)(i) of this Agreement. Until surrendered as contemplated by this sub-section, each Old Certificate for shares of Cross Stock shall be deemed at all times after the Effective Time to represent and evidence (for all corporate purposes) that number of shares of HHD Common Stock into which the shares of Cross Stock theretofore represented by such Old Certificate shall have been converted pursuant to Section 2.01(a)(i) hereof. From and after the Effective Time the sole rights of the holders of Old Certificates representing shares of Cross Stock shall be those to which they are entitled as owners of HHD Common Stock into which the shares of Cross Stock evidenced by such Old Certificates have been converted as herein provided;

                  (c) Upon the issuance of the HHD Common Stock to the shareholders of Cross as herein provided in exchange for their shares of Cross Stock, there shall be credited to the capital accounts of HHD an amount equal to the fair market value of the shares of HHD Common Stock so issued; and of the amount so credited, the portion thereof in excess of the aggregate par value thereof shall be credited to the capital surplus account.

                  (d) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Cross Stock held by a person who complies with all of the provisions of Colorado law concerning the rights of holders of Cross Stock to object to the Merger and require appraisal of their shares ("Dissenting Shares" and "Dissenting Shareholders", as the case may be) shall not be converted as described in Section 2.01(a) but shall, instead entitle the holder thereof to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Colorado law. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal pursuant to Colorado law, each of his shares shall be deemed to be converted as of the Effective time into the HHD Common Stock specified in Section 2.01(a).


                  III. REPRESENTATIONS AND WARRANTIES OF HHD


         In order to induce Cross to execute and perform this Agreement, HHD does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Time) as follows:

         3.01 ORGANIZATION AND QUALIFICATION

                  (a) HHD is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now

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engaged. HHD is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

                  (b) HHD has furnished to Cross its Certificate of Incorporation and By-Laws, as presently in effect, certified by the Secretary of the corporation. HHD is not in material violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

         3.02 CAPITALIZATION The authorized capital stock of HHD consists of 50,000,000 shares of HHD Common Stock of which 21,774,303 shares were issued and outstanding as of January 11, 2000.

         3.03 AUTHORITY HHD has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of HHD have been or as of the Effective Time will have been duly taken to authorize the execution, delivery, and performance of this Agreement by HHD. This Agreement has been duly authorized, executed, and delivered by HHD, constitutes the legal, valid, and binding obligation of, HHD, and is enforceable as to HHD in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. Except for the provisions of the GCL governing the filing of the Certificate of Merger, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, stare, local, or other governmental authority or any court or other tribunal is required by HHD for the execution, delivery, or performance of this Agreement by HHD.

         3.04 HHD COMMON STOCK All of the shares of HHD Common Stock to be issued by HHD pursuant to this Agreement shall be and be deemed to be duly and validly authorized and, when issued to the shareholders of Cross in exchange for their Cross Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, claims, encumbrances and charges.

         3.05 CERTIFICATE The representations, warranties, covenants and agreements of HHD contained in this Agreement, including, without limitation, those contained in this Article III, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the Closing; and at the Closing HHD shall deliver to Cross a certificate, executed by the chief executive officer of HHD remaking, on behalf of HHD, each of the representations, warranties, covenants and agreements of HHD set forth in this Agreement, including without limitation, those set forth in this Article III hereof.


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                   IV. REPRESENTATIONS AND WARRANTIES OF CROSS


     In order to induce HHD to execute and perform this Agreement, Cross does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Time) as follows:

     4.01 ORGANIZATION AND GOOD STANDING Cross is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to own or lease its properties and to carry on its business as presently being conducted and enter into and perform each of the transactions, covenants and agreements provided for in this Agreement.

     4.02 EXECUTION AND PERFORMANCE AUTHORIZED The execution, delivery and performance of this Agreement and all other documents and related agreements contemplated hereunder, have been duly approved by Cross's board of directors and shareholders; such execution and delivery and the consummation by Cross of the transactions, covenants and agreements contemplated hereunder have been duly authorized by the taking of all necessary corporate action; and no further action is required to be taken by law and/or pursuant to the certificate of incorporation, by-laws or otherwise of Cross to authorize the execution, delivery and/or performance of this Agreement, and/or the taking of all action required to be taken by Cross with respect to this Agreement and the consummation of the transactions and performance of this Agreement and the other agreements contemplated hereunder. The Agreement and the other documents contemplated hereunder, are valid and binding and fully enforceable against Cross in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Cross for the execution, delivery, or performance of this Agreement and the other agreements referred to herein.

     4.03 ABSENCE OF LITIGATION There is no action, lawsuit, proceeding or investigation of any kind or nature pending or, to its knowledge, threatened against Cross before any court, tribunal or administrative agency or board which it reasonably expects, individually or in the aggregate, to materially and adversely: (a) affect the solvency of Cross, (b) affect its ability to perform hereunder, or (c) render any one or more of this Agreement and/or any of the agreements referred to herein and/or the transactions contemplated hereunder void or voidable.



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     4.04 NO OTHER DEFAULT The execution and delivery of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of certificate of incorporation or by-laws of Cross, or any other agreement to which Cross is a party or by which its properties are subject or by which it is bound. Cross is not in violation of, or in default under, (i) any term or provision of its constitutional documents; (ii) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Cross owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of its knowledge, threatened, or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations, or related to the breach or failure to comply of Cross with any law, rule, regulation, judgment, order or decree;

     4.05 PERMITS AND FILINGS Except for the filing of the Certificate of Merger, there is no requirement applicable to Cross to make any further filing with, or to obtain any permit, authorization, consent or approval of, any governmental or other regulatory authority as a condition of the lawful consummation of the transactions contemplated under this Agreement.

     4.06 CORPORATE DOCUMENTS Cross has furnished to HHD true, correct and complete copies of its certificate of incorporation, by-laws and minute book, and a certificate of good standing from the State of Colorado dated within thirty (30) days of the Closing Date. The minute book contains a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Board of Directors of Cross. Cross is not in material violation or breach of; or in default with respect to, (a) any term of its constitutional documents or any agreement to which it is a party or by which its assets are bound, or (b) any law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over it or its assets.

     4.07 CAPITALIZATION The authorized capital stock of Cross consists of 5,000 shares of common stock ("Cross Stock") of which 3,360 shares are issued and outstanding ("Outstanding Cross Stock"). The shares of Outstanding Cross Stock are duly authorized, validly issued, fully paid, and nonassessable. There are no commitments, plans, arrangements to issue, options, warrants, security, or other rights calling for the issuance of, any shares of


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capital stock or other ownership interest in Cross or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of or ownership in Cross.

     4.8 FINANCIAL STATEMENTS AND CONDITION

               (a) Cross has delivered to HHD a true, correct and complete copy of its Form 10-SB dated December 15, 1999 ("Registration Statement") filed pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act") which contains therein the audited balance sheet, statement of income, statement of retained earnings, and statement of cash flows of Cross for the fiscal year ended August 31, 1999 (the "Audited Financial Statements").

               (b) At or prior to the Closing, Cross shall have filed its Form 10Q for the period ended November 30, 1999 including unaudited financial statements ("Interim Statements", the Audited Financial Statements and Interim Statements collectively the "Financial Statements").

               (c) The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved, are true, correct and complete in all material respects, are in accordance with the books and records of Cross and fairly present (and will fairly present) together with the notes thereto, the financial position and results of operations of Cross for the periods therein indicated.

               (d) Since the dates of the Financial Statements, there have not been, nor prior to the Closing will there be, any material adverse changes in the business or condition, financial or otherwise, of Cross.

     4.09 TAX AND OTHER LIABILITIES Cross has no liability of any nature, accrued, absolute or contingent, secured or unsecured including without limitation liabilities for payroll and other employee taxes, federal, state, local, or foreign taxes or liabilities to customers or suppliers, other than liabilities which are reflected on the Financial Statement. Except for the liabilities included on the Financial Statement, as of the date of such Financial Statement, Cross had no liabilities, either fixed or contingent, which would have been required to be recorded under GAAP as of such date, and to the knowledge of Cross no such liabilities, other than liabilities arising in the ordinary course of business and/or pursuant to this Agreement have accrued and/or will accrue between such date and the Effective Time. Cross has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states, and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are or will become due with respect to the late filing of any such return. To the best of the knowledge of Cross, after due investigation, each such tax return

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heretofore filed by Cross correctly and accurately reflects the amount of its tax liability thereunder. Cross has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable;

     4.10 LITIGATION AND CLAIMS There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, or to the knowledge of Cross threatened, with respect to Cross or any of its business, properties, or assets.

     4.11 PROPERTIES As of the Effective Time, Cross will have good title to all properties and assets used in its business or owned by it free and clear of all liens, claims, mortgages, security interests, pledges, charges, and encumbrances.

     4.12 CONTRACTS AND OTHER INSTRUMENTS Cross is not a party to nor it or its assets bound by any agreement of any kind, nature or description except as set forth in the Registration Statement. Cross is not in breach or violation of or default under any contract or instrument to which Cross is a party and/or by which its assets are bound; and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by Cross under any contract or other instrument to which Cross is a party of by which it or any of its assets are bound or affected, nor is there any court or regulatory order pending against or affecting Cross and/or any of its assets. Cross is not a party to any agreement performable in the future

     4.13 EMPLOYEES Cross has no employees and no welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise of any kind, nature or description.

     4.14 PRE CLOSING ACTIVITY Cross shall not enter into or consummate any transactions prior to the Closing other than in the ordinary course of business and will pay no dividend, or increase the compensation of any officer, director or employee and will not enter into any transaction or agreement which would adversely affects its financial condition. Cross shall deliver to HHD at or prior to the Closing copies of any and all reports relating to the financial and/or business condition of Cross which are created or published subsequent to the date hereof together with any reports or communications sent to the stockholders of Cross subsequent to the date hereof.

     4.15 ACCURACY No statement, representation or warranty contained herein, in any certificate delivered pursuant to this Agreement, the Registration Statement and/or in any report filed with the Securities Exchange Commission (the "Commission") contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make such statement, representation or warranty not misleading.


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     4.16 FILINGS Cross has delivered (or will deliver, prior to the Closing) to
HHD true, correct and complete copies of the Registration Statement (including exhibits) together with each of its other reports to shareholders and filings with the Commission for the year ended December 31,1999 and through the date of the Closing. Cross has duly and timely filed (and will, prior to the Closing duly and timely file) all reports required to be filed by it under the Securities Act of 1933, as amended ("33Act") and the 34 Act (collectively the "Federal Securities Laws"). None of the foregoing reports nor any reports sent to the shareholders of Cross contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such reports, in light of the circumstances under which they were made, not misleading.

     4.17 BOARD ACTION During the period from the date hereof until the Closing there shall not be taken an action by the Board of Directors of Cross without the prior written consent of HHD in each instance.

     4.18 PURCHASE FOR INVESTMENT PURPOSES ONLY The shareholders of Cross are acquiring the HHD Common Stock as a result of the Merger for investment purposes only and not with the view to the resale or distribution thereof. Each of the shareholders of Cross is an "accredited investor" under the regulations promulgated under the 33Act or otherwise meets one of the definitions for persons entitled to acquire unregistered securities pursuant to an exemption from registration under the 33Act. Neither Cross nor its shareholders have received and/or relied upon any representations or warranties from HHD other than those contained in this Agreement and the attached schedules or exhibits hereto. Cross represents and warrants that it and its shareholders have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in HHD Common Stock. Cross and its shareholders understand and acknowledge that the HHD Common Stock has not been registered under the Act or under any state securities act and are being issued to the shareholders of Cross pursuant to an exemption from registration under the Act. The reliance by HHD upon such exemption is predicated upon the representations and warranties of Cross contained herein. In this regard, Cross and its shareholders understand and agrees that there may be affixed to the certificates representing the shares of HHD Common Stock acquired by the shareholders of Cross hereunder a legend advising of the unregistered, restricted nature of the shares.

     4.19 CERTIFICATE The representations, warranties, covenants and agreements of Cross contained in this Agreement, including, without limitation, those contained in this Article IV, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the Closing; and at the Closing Cross shall deliver to HHD a certificate, executed by the chief executive officer of Cross remaking, on behalf of Cross each of the representations, warranties, covenants and agreements set forth in this Agreement, including without limitation, those set forth in this Article IV hereof.


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                       V. COVENANTS AND OTHER AGREEMENTS

                   5.01 CONDUCT OF BUSINESS OF CROSS Except as herein expressly provided to the contrary or as otherwise agreed to in writing by HHD, during the period from the execution of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement as herein provided, Cross will conduct its operations according to its ordinary and usual course of business and consistent with past practice. In this regard, except as expressly provided in this Agreement to the contrary or otherwise agreed to by HHD in writing or as required by law or agreement, Cross will not, between the date of this Agreement and the earlier to occur of the Effective Time or the termination of this Agreement as herein provided:

                        (a) Make or become obligated to make, any payment to any director, officer, employee, or agent;

                        (b) Declare any dividend or make any other distribution to shareholders;

                        (c) Incur any indebtedness for borrowed money except in the ordinary course of business;

                        (d) Sell, lease, license, encumber or dispose of any material portion of its properties or assets except in the ordinary course of business;

                        (e) Expend funds for any individual capital expenditure in excess of $5,000 or aggregate capital expenditures in excess of $30,000;

                        (f) Issue any shares of capital stock, modify or reorganize its equity capitalization or grant any option or other right to acquire any shares of its capital stock;

                        (g) Amend its certificate of incorporation or by-laws.

                        (h) Change its business, operations or financial condition, or the manner of managing or conducting its business and operations if such changes, if any, have a material adverse effect on such business, operations or financial condition, taken as a whole;

                        (i) Change its accounting methods or practices (including, without limitation, any change in depreciation, amortization and/or good will policies or rates;

                        (j) Incur any damage, destruction or loss (whether or not covered by insurance) which materially and adversely affects its assets, business, operations or financial condition;



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


                        (k) Make any loan to any person or entity and/or issue any guaranty for or with respect to its own or another's obligations; or

                        (l) Waive or release any right or claim;

                   5.02 TRANSACTION COSTS AND EXPENSES Each of the parties hereto shall pay its own respective costs incurred in connection with this transaction including, without limitation, all legal, accounting, auditing and appraisal fees in negotiating and preparing this Agreement and in consummating, closing and implementing the transactions contemplated hereby.

                   5.03 SUBSEQUENT EVENTS Each of the parties hereto shall promptly advise the other parties hereto, in writing of (a) the occurrence of any event which renders any of the representations or warranties of such party set forth herein inaccurate in any material respect, and (b) the failure of such party to comply with or accomplish, in any material respect, any of the covenants or agreements of such party set forth herein.

                   5.04 INDEMNITY

                        (a) Cross does hereby agree to indemnify and hold harmless HHD and its employees, officers, directors and successors against and in respect of any and all claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees and defense costs) as and when incurred arising out of or based upon any breach by Cross of any representation, warranty, covenant, or agreement of Cross contained in this Agreement;

                        (b) HHD does hereby agree to indemnify and hold harmless Cross and its employees, officers, directors and successors against and in respect of any and all claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees and costs of defense) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of HHD contained in this Agreement.

                        (c) The parties' respective indemnity obligations hereunder shall be subject to the following terms, limitations and conditions:

                                   (i) A person claiming the right to indemnity
                   coverage under this Section 5.04 ("indemnitee") shall give the party from whom he or it seeks indemnity coverage ("indemnitor") prompt notice of the assertion of any indemnified claim on the basis of which an indemnitee intends to seek indemnification from an indemnitor as provided herein; provided, however, that the obligation of an indemnitor shall be


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



                   reduced for the failure to give timely notice at any particular time only to the extent that the indemnitor has been actually prejudiced thereby;

                                   (ii) The indemnitor shall have the duty to
                   zealously and competently defend, with counsel selected by indemnitor after consultation with the primary indemnitee, any matter subject to indemnity coverage under subparagraphs
                   (a) or (b) of this section and to pay all costs of such defense. In any case where indemnitor's obligation to provide a zealous defense is compromised by conflict of interest between itself and an indemnitee or between indemnitees, the indemnitor shall, upon the request of an indemnitee, provide separate legal representation to obviate the conflict of interest. When indemnitor has assumed the defense obligations of this section, indemnitor shall have the right to settle the matter without the indemnitees' consent, provided indemnitor in fact commits sufficient funds to satisfy the settlement in full. In the event that an indemnitor fails to defend as provided in this section, any indemnitee shall have the right (but not the obligation) to select and be represented by counsel of its choice, to manage its own legal representation or defense and to settle any claim, debt or other indemnified matter hereunder, and the indemnitor shall be liable to such indemnitee for all costs, expenses, damages and settlements incurred by such indemnitee;

                                   (iii) With respect to any claim for which an
                   indemnitor shall indemnify any indemnitee, the indemnitor shall be subrogated to all rights of any indemnitee against any and all third parties up to the amount paid by indemnitor to indemnitees or set off by such indemnity against an indemnitor;

                                   (iv) No indemnitor shall be liable for that
                   portion of any claim for which an indemnitee actually receives from any insurance, the defense, cost of defense or insurance proceeds covering such claim (the deductible pertaining to any such insurance shall not be considered to be insurance proceeds or cost of defense).

                   5.05 RELATED AGREEMENTS Each of the parties shall execute and deliver at Closing the related agreements, instruments and documents specified for delivery at Closing or the Effective Time in Sections
            6.02 and 6.03 and elsewhere in this agreement or in a related agreement to which each, respectively, is a party.

                   5.6 CROSS LIABILITIES Prior to the Closing Cross shall have paid in full any and all liabilities of Cross of every kind, nature and description.

                   5.7 INSPECTION At all times prior to the Closing, during
            normal business hours an upon reasonable notice, each party will permit the other to examine its books and records and the books and records of its subsidiaries, to discuss the same with such party's authorized representative and to make copies thereof and abstracts therefrom. It is recognized that each party may provide the other with information (including, without limitation, information contained in its books and records and/or pursuant to the inspection described in the preceding sentence) which is confidential or proprietary information. During the period from the date hereof until the fourth annual anniversary of the Closing (or the termination of this Agreement if the Merger is abandoned) the recipient of any such information shall protect such information from disclosure to persons, other than members of its own organization and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.


                                 VI. CONDITIONS


                   6.01 CONDITIONS TO OBLIGATION TO EFFECT THE MERGER The
            respective obligations of each party to consummate the Merger shall be subject to and conditioned upon the satisfaction at or prior to the Closing Date of the following conditions:

                        (a) To the extent required by the GCL and/or Colorado
            law or the party's certificate of incorporation or by-laws, shareholder approval shall have been obtained;

                        (b) No statute, rule, regulation executive order,
            decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court or competent jurisdiction or other governmental entity preventing the consummation of the Merger shall be in effect; provided that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered;

                        (c) There shall not have occurred or been discovered any
            material breach or inaccuracy of any representation or warranty made by any other party in this Agreement, and there shall not have occurred any material breach of any covenant or obligation required by this Agreement or by law to have been performed by any other party prior to the Effective Time; and

                        (d) Each party shall have received all documents and
            agreements required to be delivered to it at or before the Closing.

                    6.02 HHD'S OBLIGATIONS AT CLOSING

                        (a) At the Closing, HHD shall deliver or cause to be
            delivered to Cross, in form satisfactory to Cross, the following;

                             (i) A true copy of the minutes of the meeting of
            HHD's Board of Directors approving the Plan of Merger and the Merger and authorizing the execution, delivery and performance of this Agreement;

                             (ii) A certificate of good standing for HHD issued
            within thirty (30) days prior to the Closing Date by the Secretary of State of Delaware; and

                             (iii) All other schedules, certificates and other
            documents required by this Agreement or by law to be delivered by
            HHD) on or before Closing or the Effective Time.

                        (b) At the Closing, HHD shall deliver or cause to be
            delivered to the Exchange Agent (as defined) the consideration (set forth in Section 2.01(a) hereof) to be received by each holder of Cross Stock (other than Dissenting Shareholders) who shall have surrendered to HHD, at or before the Closing his, her or its certificate representing all shares of Cross Stock owned and/or held by such shareholders; and the Exchange Agent (as defined) shall, immediately following the recordation of the Certificates of Merger in the States of Delaware and Colorado, distribute such consideration to, or in accordance with the written directions of, such holders of Cross Stock as their respective interests may appear. Michael A. Littman, Esq. is hereby designated by the parties hereto as the Exchange Agent; and by his execution of this Agreement, Mr. Littman accepts such engagement and agrees to perform the duties of Exchange Agent as herein set forth.

                    6.03 CROSS'S OBLIGATIONS AT CLOSING

                    At or prior to the Closing, Cross shall deliver or cause to be delivered to HHD, in form satisfactory to HHD, the following:

                        (a) A true copy of the minutes of the meeting of the
            Board of Directors of Cross adopting the Agreement and Plan of Merger and Merger, recommending the Agreement and Plan of Merger and Merger to the shareholders of Cross and authorizing Cross's execution, delivery and performance of this Agreement;

                        (b) A true copy of the notice of shareholders meeting
            and proof of service thereof upon all Cross shareholders of record in accordance with the Colorado law together with the minutes of the shareholder's meeting evidencing shareholder approval of the Plan of Merger and the execution, delivery and performance of this Agreement; or, alternatively, a unanimous written consent executed by all of the shareholders of Cross containing the foregoing approvals;

                        (c) An opinion of counsel to Cross reasonably acceptable
            to HHD with respect to such matters and in such form as shall be reasonably requested by and acceptable to HHD;

                        (d) Documentary proof reasonably acceptable to HHD that
            all of the liabilities of Cross of every kind, nature and description have been paid in fall as at and through the date of the Closing;

                        (e) All of the books and records of Cross;

                        (f) A certificate of good standing for Cross issued
            within thirty (30) days prior to the Closing Date by the Secretary of State of Colorado; and

                        (g) All other schedules, certificates and other
            documents required by this Agreement to be delivered by Cross on or before Closing or the Effective Time;


                                VII. ABANDONMENT


                    7.01 ABANDONMENT OF MERGER The rights and obligations of
            the Constituent Corporations under this Agreement may be terminated and the Merger abandoned prior to the Effective Time as provided in the GCL by the mutual agreement of the Board of Directors of both of the Constituent Corporations.


                               VIII. MISCELLANEOUS


                    8.01 BROKERAGE FEES No party to this Agreement has consented to or authorized any broker or agent to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible party or parties shall indemnify the other parties against any loss or liabilities by reason of such broker's or finder's fees.

                    8.02 FURTHER ACTIONS At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

                    8.03 SURVIVAL Except as otherwise provided herein, the
            covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Time and any delivery of consideration at Closing or the Effective Time irrespective of any investigation made by or on behalf of any party.

                    8.04 MODIFICATION This Agreement and the related instruments and agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by all of the parties hereto.

                    8.05 NOTICES All notices, elections, reports or other
            correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when mailed by certified mail, return receipt requested, postage prepaid, delivered by overnight express courier, delivery fees prepaid, or transmitted by fax with receipt confirmed, to the party to whom directed at the below specified addresses:

            If to HHD:                 900 South Main Street
                                       Southbury, Ct.

                                       With a copy to:

                                       Martin J. Gersten, Esq.
                                       90 Birch Hill Road
                                       Newtown, Ct. 06470

           If to Cross:                7444 Singing Hills Court
                                       Boulder, Co. 80301


                                       With a copy to:

                                       Michael A. Littman, Esq.
                                       10200 W. 44th Avenue, No. 400
                                       Wheat Ridge, Co. 80033

            Any such notice shall be deemed given thee days after deposit with the mail, one day following delivery thereof to an overnight express courier or upon confirmation of receipt when sent by fax. The address of a party may be changed in accordance with the notice provisions of this section.

                    8.06 WAIVER Any waiver by any party of a breach of any
            provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver, or deprive that party, of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                   8.07 BINDING EFFECT The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in addition shall inure to the benefit of the indemnitees and their respective successors, assigns, heirs, and personal representatives.

                    8.08 NO THIRD-PARTY BENEFICIARIES This Agreement does not
            create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.07).

                    8.09 SEVERABILITY AND REFORMATION If any provision of this
            Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, in either case unless the result thereof would preclude the consummation in all material respects of the Merger contemplated by this Agreement and the associated transactions or result in an unjust modification of the balance of rights and obligations hereunder. To the extent provided in this section, a court having jurisdiction of a matter involving the interpretation of this Agreement shall be authorized to reform this Agreement to the minimum extent necessary to accomplish the objectives of this section

                    8.10 HEADINGS The heading of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                    8.11 GOVERNING LAW To the extent permitted by law, this
            Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws. To the maximum extent permitted by law and subject to the provisions of Section 8-14 hereof, any action or proceeding initiated by any party to this Agreement, any indemnitee or any other person claiming rights under this Agreement shall be brought in an appropriate state or federal court in Fairfield County, Connecticut, and any person claiming rights under this agreement consents to the jurisdiction and proper venue of such forum.

                    8.12 SEPARATE COUNTERPARTS This Agreement may be executed in several identical counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

                    8.13 INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES All
            related instruments and agreements executed in connection herewith are incorporated herein by this reference and expressly made a part of this Agreement.

                    8.14 ARBITRATION Except in cases where the remedy of
            preliminary injunction is reasonably sought by a party because of the irreparability and immediacy of the harm alleged to be caused or threatened, in the event there shall arise any dispute or claim in law or equity arising out of this Agreement or any breach thereof or any resulting transaction between the parties under this Agreement and if such dispute cannot be resolved through negotiation, the parties agree that such dispute shall be submitted to arbitration under the rules and regulations of the American Arbitration Association then obtaining. The arbitration shall be held in Stamford Connecticut, before a single arbitrator.

                    IN WITNESS WHEREOF, the parties have duly executed this
            Agreement as of the date of the day and year first above written.


                                         HouseHold Direct.com, Inc.

                                         By /s/ JOHN FOLGER
                                           -----------------------------------
                                         John Folger, President

                                         Cross Check Corp.

                                         By /s/ JAMES TOOT
                                           -----------------------------------
                                           James Toot, President



            The undersigned, Michael A. Littman agrees to serve as Exchange Agent in accordance with the terms and conditions of this Agreement.

  /S/ MICHAEL A. LITTMAN
-----------------------------------
      Michael A. Littman